Exhibit 23.06


                             THE MENTOR GROUP, INC.
                        777 EAST TAHQUITZ CANYON WAY #200
                         PALM SPRINGS, CALIFORNIA 92262

May 7, 1998

Mr. Kevin L. Spence
Chief Financial Officer
United States Filter Corporation
40-004 Cook Street
Palm Desert, CA 92211

Re:  Consent of Independent Appraisers Letter

Dear Kevin:

We hereby consent to the incorporation herein of our January 31, 1998 independent valuation report of the In-Process Research and Development acquired by United States Filter Corporation ("U.S. Filter") from Memtec Limited in the U.S. Filter Form S-3 dated March 31, 1998, addressing the Securities and Exchange Commission comment letter dated March 13, 1998 on the U.S. Filter Registration Statement on Form S-3 filed February 10, 1998.

We also consent to the reference to The Mentor Group, Inc. under the heading "Experts" in such Form S-3.

If you require anything further pursuant to this matter, please do not hesitate to call.

Sincerely,

THE MENTOR GROUP, INC.



/s/ John D. Glenn

John D. Glenn
President and Managing Director